REFERENCE 1.1

                             SUBSCRIPTION AGREEMENT


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                               Hojo Holdings, INC.
                             SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to HOJO HOLDINGS, INC., hereby subscribes for the purchase of the number of Common Shares indicated below (minimum of one thousand) of HOJO HOLDINGS, INC., at a purchase of $0.05 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:   (1) Number of Shares                ___________
                  (2) Total Contribution ($0.05/Share) $_______________
                  Date of Investor's check___________________

B.   REGISTRATION:
                  (3)  Registered owner:_____________________________
                        Co-Owner:             ____________________________
                  (4) Mailing address:    _____________________________
                        City, State & zip:    ____________________________
                  (5) Residence Address (if different from above):
                        =========================================

                  (6) Birth Date: ___________/___________/____________
                  (7) Employee or  Affiliate: Yes__________No___________
                  (8) Social Security: #:_____________/_____________/__________
                       U.S. Citizen   [ ]    Other   [ ]

                  Co-Owner Social Security:
                  #:_________________/_____________/_______________
                  U.S. Citizen   [ ]    Other   [  ]

                  Corporate or Custodial:
                  Taxpayer ID #: ____________/___________/____________
                  U.S. Citizen   [ ]    Other   [  ]

                  (9) Telephone (H) (        ) ______________________


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C.                OWNERSHIP [ ] Individual  Ownership [ ] IRA or Keogh
                  [ ] Joint Tenants  with  Rights of  Survivorship
                  [ ] Trust/Date  Trust Established_______________
                  [ ] Pension/Trust  (S.E.P.)
                  [ ] Tenants  in Common [ ] Tenants by the  Entirety
                  [ ] Corporate Ownership [ ] Partnership
                  [ ]Other_____________________

D. SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the Prospectus.

Registered Owner:_____________________________
Co-Owner:____________________________________

Print Name of Custodian or Trustee:______________________________________
Authorized Signature:___________________________

Date:_____________________           Witness  _______
Signature_____________________________________


MAIL TO:
      Hojo Holdings, Inc.
      21 Blackheath Road
      Lido Beach, New York 11561
      Telephone 516.670.0564
      facsimile 516.670.0564


OFFICE USE ONLY:
Date Received:__________________________________
Date Accepted/Rejected_________________________________________
Subscriber's Check Amount:_______________________
Check No.___________________ Date Check ________________
Deposited________________________________
MR #________________


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